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                              GENESIS ENERGY, L.P.

                             3,600,000 COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT

                                                                December 7, 2005

A.G. EDWARDS & SONS, INC.
RBC CAPITAL MARKETS CORPORATION
   c/o A.G. Edwards & Sons, Inc.
   One North Jefferson Avenue
   St. Louis, Missouri 63103

     The undersigned, Genesis Energy, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and Genesis Crude Oil, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), hereby address you as the "UNDERWRITERS" and hereby confirm their agreement with the several Underwriters named below. The Partnership and the Operating Partnership are together referred to herein as the "GENESIS PARTIES." The Genesis Parties and the other Subsidiaries (as defined in
Section 4(h)) are referred to collectively herein as the "PARTNERSHIP ENTITIES."

     1. DESCRIPTION OF COMMON UNITS. The Partnership proposes to issue and sell to the Underwriters 3,600,000 common units (the "FIRM UNITS") representing limited partner interests in the Partnership (as defined in the Partnership Agreement (defined below), "COMMON UNITS"). Solely for the purpose of covering over-allotments in the sale of the Firm Units, the Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 540,000 Common Units (the "OPTION UNITS"), as provided in Section 3 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the "UNITS" and are more fully described in the Prospectus hereinafter defined.

     2. PURCHASE, SALE AND DELIVERY OF THE FIRM UNITS. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Partnership, at a purchase price of $9.975 per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to
Section 3 hereof.

     Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"). Delivery of the documents required by Section 6 hereof with respect to the Firm Units shall be made at or prior to 11:00

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a.m., Central Standard Time, on December 13, 2005 at the offices of Akin Gump
Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 or at such other place as may be agreed upon between A.G. Edwards & Sons, Inc. and the Partnership (the "PLACE OF CLOSING"), or at such other time and date not later than five full business days thereafter as A.G. Edwards & Sons, Inc. and the Partnership may agree, such time and date of payment and delivery being herein called the "CLOSING DATE."

     The Partnership will cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of the DTC.

     It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

     It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

     3. PURCHASE, SALE AND DELIVERY OF THE OPTION UNITS. The Partnership hereby grants an option to the Underwriters to purchase from the Partnership up to 540,000 Option Units, on the same terms and conditions as the Firm Units; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by the Underwriters in the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.

     The option is exercisable by the Underwriters at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus Supplement (as defined herein) (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereafter when the American Stock Exchange is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by A.G. Edwards & Sons, Inc. to the Partnership in the manner provided in Section 12 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the Partnership and A.G. Edwards & Sons, Inc. The Underwriters may terminate the option at any time, as to any unexercised portion thereof, by giving written notice from A.G. Edwards & Sons, Inc. to the Partnership to such effect.

     The Underwriters shall make such allocation of the Option Units among them as may be required to eliminate purchases of fractional Units.

     Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 6 hereof with respect to the Option Units shall be made at the Place of Closing at or prior to 11:00 a.m., Central Standard Time, on the date designated in the notice given by A.G. Edwards & Sons, Inc. as provided above, or at such other time and date as A.G. Edwards & Sons, Inc. and the Partnership may agree (which may be the same as the Closing Date), such time and date of payment and delivery being herein called the


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"OPTION CLOSING DATE." On the Option Closing Date, the Genesis Parties shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Closing Date with respect to the Firm Units.

     The Partnership will cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC.

     4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE GENESIS PARTIES. The Genesis Parties jointly and severally represent and warrant to and agree with each Underwriter that:

          (a) Definitions. The Partnership has prepared and filed with the Securities and Exchange Commission (the "SEC"), pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and the rules and regulations thereunder (the "1933 ACT RULES AND REGULATIONS"), a registration statement on Form S-3 (Registration No. 333-126482), including a prospectus relating to the Common Units and such amendments to such registration statement as may have been required prior to the date of this Agreement. Such registration statement and any post-effective amendments thereto have become effective under the 1933 Act. The Company also has filed, or proposes to file, with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, a prospectus supplement specifically relating to the Units. Copies of such registration statement, including any amendments thereto, each related prospectus contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Partnership to the Underwriters. The term "REGISTRATION STATEMENT" as used herein means the registration statement as amended at the time it became effective under the 1933 Act (the "EFFECTIVE DATE"), including financial statements and all exhibits and any information deemed to be part of the Registration Statement pursuant to Rule 430A or 430C of the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Units may commence, the term "REGISTRATION STATEMENT" as used herein means the registration statement as amended by said post-effective amendment. The term "PROSPECTUS" as used herein means the base prospectus in the form included in the Registration Statement at the time it was declared effective (the "BASE PROSPECTUS") together with the prospectus supplement relating to the offering of the Units dated the date hereof in the form first filed with the SEC on or after the date hereof pursuant to Rule 424(b) under the 1933 Act (the "PROSPECTUS SUPPLEMENT"). Any preliminary form of the Prospectus which has heretofore been filed with the SEC pursuant to Rule 424(b) is herein called the "PRELIMINARY PROSPECTUS". Any reference in this Agreement to the registration statement, the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement


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     to the Registration Statement, the Base Prospectus, the Preliminary
     Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and the rules and regulations thereunder (the "1934 ACT RULES AND REGULATIONS"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "INCORPORATED DOCUMENTS" means the documents which are incorporated by reference in the Registration Statement, Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto during the period the Prospectus is required to be delivered in connection with the sale of the Units by the Underwriters or any dealer. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be.

          (b) No Stop Order; No Material Misstatements or Omissions. Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of any of the Genesis Parties, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction nor instituted or, to the knowledge of any of the Genesis Parties, threatened to institute proceedings for any such purpose. The Registration Statement, in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto becomes effective, the Preliminary Prospectus and the Prospectus comply or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of December 8, 2005, which is the date that any Preliminary Prospectus or Prospectus will first be used in connection with the sale (including, without limitation, contract of sale) of the Units to the public (the "FIRST SALE DATE"), and the applicable effective date, contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; none of the Preliminary Prospectus, as of the First Sale Date, the Prospectus, as of its issue date, nor any supplement thereto, as of the date of such supplement, contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Partnership relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 13 hereof). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the 1933 Act Rules and Regulations, including (but not limited to) any projections, results of


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     operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

          (c) Incorporated Documents. The Incorporated Documents when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations; no such document when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (d) Formation and Due Qualification. Each of the Partnership Entities and Genesis Energy, Inc., a Delaware corporation (the "GENERAL PARTNER") has been duly formed or incorporated and is validly existing as a limited partnership or corporation, as the case may be, in good standing under the laws of Delaware, and is duly registered or qualified to do business and is in good standing as a foreign limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not
     (i) have a material adverse effect on the consolidated financial position, partners' or shareholders' equity, results of operations, business or prospects of the Partnership Entities, taken as a whole (a "MATERIAL ADVERSE EFFECT") or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities and the General Partner has all limited partnership or corporate, as the case may be, power and authority necessary to own or lease its properties, and to conduct its business, in each case in all material respects as described in the Prospectus.

          (e) Ownership of Shares of Capital Stock of the General Partner and the General Partner Interest in the Partnership. (i) Denbury Resources, Inc. and Denbury Gathering and Marketing, Inc. (together, the "DENBURY ENTITIES") own, either directly or indirectly through other entities wholly owned by them, 100% of the shares of capital stock of the General Partner;
     (ii) all of such shares of capital stock in the General Partner have been duly and validly authorized and issued, and are fully paid and nonassessable, and have been issued in compliance with federal and state securities laws, and none of such shares was issued in violation of, or is now subject to, any preemptive rights, rights of first refusal or similar rights, and the Denbury Entities own such shares free and clear of all liens, encumbrances, security interests, equities, charges or claims; and
     (iii) the General Partner is the sole general partner of the Partnership, with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as in effect on the date hereof and as the same may be amended or restated at or prior to the Closing Date, the "PARTNERSHIP AGREEMENT"), and the General Partner owns such


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     general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except those liens, encumbrances, security interests, equities, charges or claims (A) created under the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE LP ACT"), (B) created in connection with the Credit Agreement dated as of June 1, 2004, among the Operating Partnership as borrower, the General Partner as guarantor, the Partnership as guarantor, Fleet National Bank as administrative agent, US Bank as syndication agent, Guaranty Bank as documentation agent, Banc of America Securities LLC as sole lead arranger and sole book manager and the other lenders party thereto (the "CREDIT FACILITY"), (C) created by the Partnership Agreement or the Operating Partnership's partnership agreement or (D) as disclosed in the Prospectus.

          (f) Partnership Interests Outstanding. As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of a 98% limited partner interest represented by 9,313,811 Common Units, a 2% general partner interest and the incentive distribution rights in the Partnership (as defined in the Partnership Agreement, the "INCENTIVE DISTRIBUTION RIGHTS"), and all of the Incentive Distribution Rights are owned by the General Partner. All outstanding Common Units and the Incentive Distribution Rights and, in each case, the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act).

          (g) Valid Issuance of the Units. At the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act).

          (h) Ownership of the Subsidiaries and T&P Syngas. The Partnership, directly or indirectly, owns (i) 99.9% of the partnership interests in the Operating Partnership (and the General Partner owns 0.01% of the partnership interests in the Operating Partnership), (ii) 100% of the limited partner interests in Genesis Pipeline Texas, L.P., a Delaware limited partnership ("GENESIS PIPELINE TEXAS"), Genesis Pipeline USA, L.P., a Delaware limited partnership ("GENESIS PIPELINE USA"), Genesis CO2 Pipeline, L.P., a Delaware limited partnership ("GENESIS CO2 PIPELINE"), Genesis Natural Gas Pipeline, L.P., a Delaware limited partnership ("GENESIS NATURAL GAS PIPELINE") and Genesis Syngas Investments, L.P., a Delaware limited partnership ("GENESIS SYNGAS INVESTMENTS," and, together with the Operating Partnership, Genesis Pipeline Texas, Genesis Pipeline USA, Genesis CO2 Pipeline, Genesis Natural Gas Pipeline and Genesis Syngas Investments, the "SUBSIDIARIES") and (iii) 50% of the partnership interests in T&P Syngas Supply Company, a Delaware general partnership ("T&P SYNGAS,"), in the case of clauses (i) through (iii), above, free and clear of all liens, encumbrances, security interests, equities,


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     charges and other claims, except for liens (i) created under the Delaware
     LP Act, (ii) created in connection with the Credit Facility, (iii) created under the Partnership Agreement and the partnership agreements of the Subsidiaries and T&P Syngas and (iv) as described in the Prospectus. Such partnership interests have been duly authorized and validly issued in accordance with the partnership agreements of the respective Subsidiaries and T&P Syngas. The partnership interests in the Subsidiaries are fully paid (to the extent required under their respective limited partnership agreements or partnership agreements, as the case may be) and non-assessable (except, with respect to the Subsidiaries, as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act).

          (i) No Other Subsidiaries. Other than ownership of its partnership interests in the Subsidiaries and T&P Syngas, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (j) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus or, in the case of transfer restrictions, options to purchase, other rights to subscribe or to purchase, voting restrictions and preemptive rights, created by the constituent documents of each Partnership Entity, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests in any Partnership Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities other than those rights in favor of the General Partner and its affiliates pursuant to the Partnership Agreement.

          (k) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Prospectus. At the Closing Date and the Option Closing Date, all partnership or corporate action, as the case may be, required to be taken by the Genesis Parties or the General Partner or any of their partners or stockholders for the authorization, issuance, sale and delivery of the Units and the performance of the actions required to be taken by the Genesis Parties pursuant to this Agreement shall have been validly taken.

          (l) Authorization of Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Genesis Parties.

          (m) Enforceability of Partnership Agreement. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; provided, however, that the enforceability of the Partnership Agreement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights


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     generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

          (n) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the performance of the actions required to be taken by the Genesis Parties pursuant to this Agreement (i) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement or other constituent document of any of the Partnership Entities,
     (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound,
     (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations or defaults, in the case of clauses
     (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Genesis Parties to perform their obligations under this Agreement.

          (o) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("CONSENT") of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or performance of the actions required to be taken by the Genesis Parties pursuant to this Agreement, except for registration of the Units under the 1933 Act and consents required under the 1934 Act and applicable state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters.

          (p) No Default. None of the Partnership Entities is in (i) violation of its partnership agreement or other constituent document, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or
     (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Genesis Parties to perform their obligations under this Agreement. To the knowledge of the Genesis Parties, no third


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     party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Genesis Parties to perform their obligations under this Agreement.

          (q) Conformity of Securities to Descriptions in the Prospectus. The Units will, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, and the Incentive Distribution Rights and outstanding Common Units conform in all material respects to the descriptions thereof contained in the Prospectus.

          (r) Independent Public Accountants. The accountants, Deloitte & Touche LLP, who have certified or shall certify the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), were independent registered public accountants with respect to the Partnership and the General Partner as required by the 1933 Act and the 1933 Act Rules and Regulations during the periods covered by the financial statements on which they reported.

          (s) Financial Statements. As of September 30, 2005, the Partnership would have had, on the consolidated as adjusted basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

          (t) No Material Adverse Change. The Partnership Entities, taken as a whole, have not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus that has had or could have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) the Partnership Entities, taken as a whole, have not incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions,


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     not in the ordinary course of business, that, singly or in the aggregate, is material and adverse to the Partnership Entities, taken as a whole, (ii) there has not been any material adverse change in the capitalization or in the short-term debt or long-term debt of the Partnership Entities, taken as a whole and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners' equity, net worth or results of operations of the Partnership Entities, taken as a whole.

          (u) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Genesis Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act or the 1933 Act Rules and Regulations.

          (v) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity or the General Partner, on the one hand, and any director, manager, officer, member, partner, stockholder, affiliate (including other Partnership Entities), customer or supplier of any Partnership Entity or the General Partner, on the other hand, that is required to be described in the Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity or the General Partner to or for the benefit of any of the officers, directors or managers of any Partnership Entity or the General Partner or their respective family members, except as disclosed in the Prospectus. No Partnership Entity nor the General Partner has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit, in the form of a personal loan to or for any director, manager or executive officer of any Partnership Entity or the General Partner. All statements made in this paragraph with respect to the General Partner shall be limited to the Genesis Parties' knowledge.

          (w) Title to Properties. Each Partnership Entity has good and indefeasible title to all real property and good title to all personal property described in the Prospectus as owned by it, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Prospectus, (ii) that arise under the Credit Facility, (iii) that are Permitted Liens, as such term is defined in the Credit Agreement or (iv) as do not materially affect the value of such property of the Partnership Entities taken as a whole and do not materially interfere with the use of such properties taken as a whole as they are currently used and are proposed to be used in the future as described in the Prospectus; provided that, with respect to any real property and buildings held under lease by any Subsidiary, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they are currently used and are proposed to be used in the future as described in the Prospectus.

          (x) Rights-of-Way. Each of the Partnership Entities has such easements, rights-of-way, permits or licenses from each person (collectively, "RIGHTS-OF-WAY") and consents with respect to the transfer of any of the foregoing, as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus that would not have a Material Adverse Effect and (ii) such rights-of-way or consents that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way or consents and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way or consents, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such rights-of-way or consents contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

          (y) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed, and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

          (z) Books and Records. Each Partnership Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (aa) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or submits under the 1934 Act and the 1934 Act Rules and Regulations is accumulated and communicated to management of the Partnership, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in achieving reasonable assurances that the desired control objectives as described in Item 4 of the Partnership's Quarterly Report on Form 10-Q for the period ended September 30, 2005 have been met.

          (bb) Internal Control Over Financial Reporting. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the General Partner, (i) none of the Partnership Entities has been advised of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that could adversely affect the ability of the Partnership and each of the Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership and each of the Subsidiaries, and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (cc) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

          (dd) Investment Company/Public Utility Holding Company. None of the Partnership Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be,
     (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or (ii) a "public utility company," a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT").

          (ee) Environmental Compliance. The Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("ENVIRONMENTAL LAWS"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (ff) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the American Stock Exchange that pertain thereto that are effective.

          (gg) No Labor Dispute. No labor dispute with the employees of the Partnership Entities or, to the knowledge of the Genesis Parties, the General Partner exists or, to the knowledge of any of the Genesis Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

          (hh) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies of similar size engaged in similar businesses in similar industries. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (ii) Litigation. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Genesis Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably likely to individually or in the aggregate have a Material Adverse Effect.

          (jj) No Distribution of Other Offering Materials. None of the Partnership Entities nor the General Partner has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the 1933 Act and including any free writing prospectus as defined in Rule 405 of the 1933 Act Rules and Regulations) in connection with the offering and sale of the Units other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and the 1933 Act Rules and Regulations, including Rule 134 and, on or after December 1, 2005, Rule 164 of the 1933 Act Rules and Regulations.

          (kk) Listing. The Company has filed an application to list the Units on the American Stock Exchange.

          (ll) Brokers. Except as described in the Prospectus, there are no contracts, agreements or understandings between any Partnership Entity and any person that would give rise to a valid claim against any Partnership Entity or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering of the Units.

          (mm) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or facilitate the sale or resale of the Units.

     Any certificate signed by any officer of any Genesis Party (or the General Partner on behalf of any Genesis Party) and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Genesis Party to each Underwriter as to the matters covered thereby.

     5. ADDITIONAL COVENANTS. The Genesis Parties jointly and severally covenant and agree with the several Underwriters that:

          (a) The Partnership will use its best efforts (i) to prepare and timely file with the SEC under Rule 424(b) of the 1933 Act Rules and Regulations a Prospectus in a form approved by the Underwriters, (ii) to cause the Registration Statement to remain effective and (iii) if there is a post-effective amendment to the Registration Statement that is not effective under the 1933 Act, to cause such post-effective amendment to the Registration Statement to become effective as promptly as possible.

          (b) The Partnership will promptly advise the Underwriters of (i) the time when any post-effective amendment to the Registration Statement referred to in Section 5(a) hereof has become effective and (ii) any request of the SEC for amendment of the Registration Statement or for supplement to the Preliminary Prospectus or the

     Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

          (c) The Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act. The Partnership will deliver to the Underwriters one signed copy of (i) the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented, and will deliver to the Underwriters such additional conformed copies of the Registration Statement and all amendments and supplements thereto as the Underwriters may reasonably request.

          (d) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act or the 1933 Act Rules and Regulations by any Underwriter or dealer, the Partnership will not file any amendment or supplement (other than (i) a Current Report on Form 8-K disclosing the terms of this Agreement, containing exhibits to the Registration Statement, or updating its risk factors contained in the Prospectus and (ii) an Annual Report on Form 10-K for the year ending December 31, 2005) to the Registration Statement, the Prospectus or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Preliminary Prospectus or the Prospectus as filed pursuant to such Rule 424(b) of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify the Underwriters after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

          (e) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

          (f) If, during the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the Underwriters (upon advice of counsel), the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
     (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Partnership will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

          (g) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with the Underwriters in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign partnership or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

          (h) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Partnership will make generally available to its security holders, an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

          (i) The Partnership will furnish or make available (including by means of filing on the SEC's EDGAR system) to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Closing Date, furnish or make available (including by means of filing on the SEC's EDGAR system) to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or publicly filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Partnership will deliver or make available (including by means of filing on the SEC's EDGAR system) to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Partnership's financial statements. Any report, document or other information required to be furnished, delivered or made available under this paragraph shall be furnished, delivered or made available as soon as practicable after such report, document or information becomes publicly available.

          (j) The Partnership will not, during the 90 days after the date of the Prospectus Supplement, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing or the date hereof) or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or
     (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise. Notwithstanding the foregoing or the provisions of the letters referred to in paragraph (m) below, for the purpose of facilitating research coverage of the Partnership by the Underwriters and compliance with National Association of Securities Dealers, Inc. ("NASD") Rule 2711, if (i) during the last 17 days of the 90-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or
     (ii) prior to the expiration of the 90-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed by this paragraph and the letters referred to in paragraph (m) below shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The restrictions described in this paragraph shall not apply to the issuance or sale of Common Units (i) to the Underwriters pursuant to this Agreement or to the General Partner pursuant to the exercise of its preemptive right to purchase Common Units under Section 5.6 of the Partnership Agreement, (ii) in exchange (in full or part) for the acquisition of assets, businesses or the capital stock or other ownership interests of businesses by the Partnership or the Subsidiaries or (iii) in private placements, so long as, with respect to clauses (ii) and (iii) of this sentence, each recipient or other transferee of Common Units issued or transferred in exchange for such assets, businesses, capital stock or other ownership interests and each purchaser in such private placements, as the case may be, agrees to be bound by the restrictions set forth in this paragraph.

          (k) The Partnership will apply the proceeds from the sale of the Units as set forth in the description under "Use of Proceeds" in the Prospectus.

          (l) The Partnership has applied for listing of the Units on the American Stock Exchange and will use its best efforts to effect that listing, subject to notice of issuance, prior to the Closing Date.

          (m) The Genesis Parties will cause the General Partner and those of its directors and officers named in Schedule II, to furnish to the Underwriters, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case during the 90 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Genesis Parties contained herein, to the performance by the Genesis Parties of their covenants and obligations hereunder, and to the following additional conditions:

          (a) All filings required by Rule 424 of the 1933 Act Rules and Regulations shall have been made within the applicable time period prescribed by, and in compliance with, the 1933 Act Rules and Regulations. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Genesis Parties or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

          (b) No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement, the Preliminary Prospectus or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Underwriters (upon the advice of counsel) is material, or omits to state a fact which, in the opinion of the Underwriters (upon the advice of counsel) is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) On the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received the opinion of the General Counsel of the Genesis Parties, addressed to them and dated the Closing Date (and, if applicable, the Option Closing Date), in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibit A hereto.

          (d) On the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Partnership, addressed to them and dated the Closing Date (and, if applicable, the Option Closing Date), in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibit B hereto.

          (e) The Underwriters shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Baker Botts L.L.P., counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as the Underwriters may reasonably require; and the Genesis Parties shall have furnished to such counsel such documents as such counsel reasonably requests for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

          (f) At the time of execution of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received from Deloitte & Touche LLP, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, a letter or letters in form and substance satisfactory to the Underwriters, confirming that they are independent registered public accountants with respect to the Partnership and the General Partner within the meaning of the 1933 Act and 1933 Act Rules and Regulations, to the effect set forth on Exhibit C hereto.

          (g) Except as set forth in the Registration Statement and the Prospectus, (i) the Partnership Entities, taken as a whole, shall not have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree that has had or is reasonably likely to have a Material Adverse Effect; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), the Partnership Entities, taken as a whole, shall not have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capitalization or short-term or long-term debt of the Partnership Entities, taken as a whole, or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, partners' or shareholders' equity, business, affairs, management, prospects, results of operations or cash flow of the Partnership Entities, taken as a whole, the effect of which, in any such case described in clause
     (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

          (h) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the American Stock Exchange, or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership's securities on the American Stock Exchange or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any Missouri authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it in the judgment of the Underwriters impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Prospectus.

          (i) The Underwriters shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by chief executive officer and the chief financial officer, in their capacities as such, of the General Partner (on behalf of the Genesis Parties), stating that:

               (i) the conditions set forth in Section 6(a) have been fully satisfied;

               (ii) they have examined the Registration Statement and the Prospectus as amended or supplemented and (A) nothing has come to their attention that would lead them to believe that (i) as of the Effective Date and the First Sale Date, the Registration Statement included any untrue statement of a material fact or omitted to state material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the First Sale Date, the Preliminary Prospectus included any untrue statement of a material fact or omitted to state material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) as of its issue date and as of the Closing Date (and, if applicable, the Option Closing Date), the Prospectus included any untrue statement of a material fact or omitted to state material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth;

               (iii) all representations and warranties made herein by the Genesis Parties are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date (except those representations and warranties made as of a specified date other than the date of this Agreement are true and correct as of such date); and all agreements herein to be performed or complied with by the Genesis Parties on or prior to such Closing Date have been duly performed and complied with by the Genesis Parties;

               (iv) no event contemplated by Section 6(g) has occurred; and

               (v) covering such other matters as the Underwriters may reasonably request.

          (j) The Genesis Parties shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

          (k) The Partnership shall have furnished to the Underwriters at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as the Underwriters may have reasonably requested.

          (l) The American Stock Exchange shall have approved the Units for listing.

          (m) The Underwriters shall have received duly and validly executed letter agreements referred to in Section 5(m) hereof.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and to Baker Botts L.L.P., counsel for the several Underwriters. The Partnership will furnish the Underwriters with such signed and conformed copies of such opinions, certificates, letters and documents as they may request.

     If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by the Underwriters in writing, this Agreement may be terminated by the Underwriters on notice to the Partnership.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Genesis Parties, jointly and severally, will indemnify and hold harmless each Underwriter from and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each

Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the Genesis Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Prospectus or any other prospectus relating to the Units, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by A.G. Edwards & Sons, Inc. or by any Underwriter through A.G. Edwards & Sons, Inc., expressly for use in the preparation thereof (as provided in Section 13 hereof).

     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Genesis Parties from and against any losses, damages or liabilities to which the Genesis Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or Prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by A.G. Edwards & Sons, Inc. or by any Underwriter through A.G. Edwards & Sons, Inc., expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Genesis Parties for any legal or other expenses incurred by the Genesis Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

     (c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the claim or action, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such any claim or action shall be brought against any such indemnified party and it shall notify each indemnifying party thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under
Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or
(iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under
Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Genesis Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Genesis Parties, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Genesis Parties, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units provided for in this Agreement (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Genesis Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Genesis Parties, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Genesis Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Units and not joint.

     (e) The obligations of the Genesis Parties under this Section 7 shall be in addition to any liability that the Genesis Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and the General Partner who signed the Registration Statement and to each person, if any, who controls the Genesis Parties within the meaning of the 1933 Act.

     8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. The respective representations, warranties, agreements and statements of the Genesis Parties and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Genesis Parties or any of their officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

     9. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, the non-defaulting Underwriters or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term "UNDERWRITER" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

     (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made as provided in subsection
(a) above, the aggregate number of Units which remains unpurchased does not exceed one-eleventh of the total Units to be sold on the Closing Date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the Units which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by the non-defaulting Underwriters and the Partnership as provided in subsection (a) above, the number of Units which remains unpurchased exceeds one-eleventh of the total Units to be sold on the Closing Date, or if the Partnership shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Units of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Genesis Parties except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. TERMINATION. (a) This Agreement may be terminated by the Underwriters at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

     (b) This Agreement also may be terminated by the Underwriters, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

     If the Underwriters terminate this Agreement as provided in Sections 10(a) or 10(b), they shall notify the Partnership by telephone or telegram, confirmed by letter.

     11. COSTS AND EXPENSES. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including transfer taxes) incurred in connection with the delivery to the several Underwriters of the Units, the filing fees of the SEC, the fees and expenses of the Partnership's counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, the Preliminary Prospectus, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on the American Stock Exchange; (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (i) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 11) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of the Underwriters' counsel, the Underwriters' transportation expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.

     If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 10(a) (other than pursuant to Section 6(h)(i), (iii), (iv) or (v)), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

     12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: T. Frank Murphy, Managing Director, Corporate Finance, facsimile number (314) 955-7387, with a copy to Doug Kelly, Attention: General Counsel, facsimile number (314) 955-5913, or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at Genesis Energy, L.P., 500 Dallas, Suite 2500, Houston, Texas 77002, facsimile number (713) 860-2640. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.

     13. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the fifth, fifteenth, sixteenth, seventeenth, twenty-second and twenty-third paragraphs and the second and third sentences of the ninth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 4(b) and Section 7 hereof.

     14. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Genesis Parties, their respective successors and assigns and the officers, directors, employees, agents, representatives and controlling persons referred to in Section 7 hereof (to the extent provided in Section 7) and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Genesis Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

     15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     16. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

     17. TIME OF ESSENCE. Time shall be of the essence of this Agreement.

     18. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

     19. NO FIDUCIARY DUTY. Each Genesis Party acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm's-length commercial transaction between the Genesis Parties, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any Partnership Entity, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any Partnership Entity with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any Partnership Entity on other matters) or any other obligation to any Partnership Entity except the obligations expressly set forth in this Agreement and (iv) the Partnership Entities have consulted their own legal and financial advisors to the extent they deemed appropriate. Each Genesis Party agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Partnership Entity, in connection with such transaction or the process leading thereto.

     20. NON-RECOURSE. The Underwriters agree that all of the obligations of the Genesis Parties hereunder are non-recourse with respect to the General Partner, and each Underwriter agrees that it will not seek to enforce against or recover damages from the General Partner in connection with the existence of this Agreement or the Genesis Parties' performance or failure to perform under this Agreement.

     If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Genesis Parties and the Underwriters.

                                        GENESIS ENERGY, L.P.

                                        By: Genesis Energy, Inc.,
                                            its General Partner


                                        By: /s/ Mark J. Garman
                                            ------------------------------------
                                        Name: Mark J. Garman
                                        Title: President


                                        GENESIS CRUDE OIL, L.P.

                                        By: Genesis Energy, Inc.,
                                            its General Partner


                                        By: /s/ Mark J. Garman
                                            ------------------------------------
                                        Name: Mark J. Garman
                                        Title: President

                    Signature Page to Underwriting Agreement

Accepted in St. Louis,
Missouri as of the date
first above written.

A.G. EDWARDS & SONS, INC.
RBC CAPITAL MARKETS CORPORATION

By: A.G. Edwards & Sons, Inc.


By: /s/ T. Frank Murphy
    ---------------------------------
Name: T. Frank Murphy
Title: Managing Director

                    Signature Page to Underwriting Agreement

                                   SCHEDULE I

                               ALLOCATION OF UNITS

Name                              Number of Units
----                              ---------------
A.G. Edwards & Sons, Inc.            1,800,000
RBC Capital Markets Corporation      1,800,000
                                     ---------
Total                                3,600,000
                                     =========

                                   SCHEDULE II

                      PERSONS EXECUTING LOCK-UP AGREEMENTS

Ross A. Benavides
Ronald T. Evans
Herbert I. Goodman
Mark J. Gorman
Kerry W. Mazoch
Karen N. Pape
Susan O. Rheney
Phil Rhykoek
Gareth Roberts
J. Conley Stone
Mark A. Worthey

                                  SCHEDULE III

                             FOREIGN QUALIFICATIONS

ENTITY:                              FOREIGN QUALIFICATIONS:
-------                              -----------------------
Genesis Energy, L.P.                 Arkansas, Texas

Genesis Crude Oil, L.P.              Alabama, Arkansas, Florida, Louisiana,
                                     Mississippi, New Mexico, Okalahoma,
                                     Texas, Wyoming

Genesis Energy, Inc.                 Alabama, Arkansas, Florida, Louisiana,
                                     Mississippi, New Mexico, Okalahoma,
                                     Texas, Wyoming

Genesis Pipeline Texas, L.P.         Texas

Genesis Pipeline USA, L.P.           Alabama, Delaware, Florida, Louisiana,
                                     Mississippi

Genesis CO2 Pipeline, L.P.           Mississippi

Genesis Natural Gas Pipeline, L.P.   Louisiana, Texas

Genesis Syngas Investments, L.P.     Texas

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                                    EXHIBIT A

                OPINION OF GENERAL COUNSEL OF THE GENESIS PARTIES

     1. Public Utility Holding Company Act. None of the Partnership Entities is a "public utility company" or "holding company" within the meaning of the 1935 Act.

     2. Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act or the 1933 Act Rules and Regulations.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent public accountants of the Partnership, and representatives of the Underwriters, at which the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Preliminary Prospectus and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel's attention that lead such counsel to believe that (i) the Registration Statement, as of the First Sale Date and at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of the Prospectus Supplement and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Preliminary Prospectus, as of the First Sale Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that, in the case of clauses (i) through (iii), such counsel did not review and accordingly, with your consent, such counsel's statements in this paragraph do not apply to, (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need not comment. References to the Registration Statement and the Prospectus in this paragraph include any amendments and supplements thereto at the time of Closing.

     In rendering such opinion, such counsel may state that his or her opinion is furnished as General Counsel of the Genesis Parties to the several Underwriters, and is solely for the benefit of the several Underwriters.


                                       A-1

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                                    EXHIBIT B

                  OPINION OF AKIN GUMP STRAUSS HAUER & FELD LLP

     1. Formation and Due Qualification. The General Partner is validly existing as a corporation and is in good standing under the laws of the State of Delaware with all corporate power and authority necessary to own or lease, as the case may be, its properties, to conduct its business and to act as a general partner of the Partnership, in each case in all material respects as described in the Prospectus. The General Partner is duly registered or qualified to do business as a foreign corporation and, based solely on the various certificates from the applicable public officials, is in good standing as a foreign corporation or as a limited partnership in each jurisdiction set forth under its name on Schedule III to this Agreement. Each of the Partnership Entities is validly existing as a partnership and is in good standing under the laws of the State of Delaware with all partnership power and authority necessary to own or lease, as the case may be, its properties and to conduct its business, in each case in all material respects as described in the Prospectus. Each of the Partnership Entities is duly registered or qualified to do business as a foreign partnership and, based solely on the various certificates from the applicable public officials, is in good standing as a foreign partnership in each jurisdiction set forth under its name on Schedule III to this Agreement.

     2. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of (i) the Partnership and owns (of record) a 2.0% general partner interest in the Partnership, (ii) the Operating Partnership and owns (of record) a 0.01% general partner interest in the Operating Partnership and (iii) each Subsidiary, but owns no economic interest therein. Such general partner interests have been duly authorized and validly issued to the General Partner in accordance with the Partnership Agreement and the Operating Partnership's partnership agreement, and the General Partner owns such general partner interest, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, other than those (A) created under the Delaware LP Act, (B) created in connection with the Credit Facility, (C) created by the Partnership Agreement or the Operating Partnership's partnership agreement or (D) as disclosed in the Prospectus.

     3. Limited Partner Interests Outstanding. As of the date hereof, the issued and outstanding limited partner interests of the Partnership (prior to the issuances of any Units pursuant to this Agreement or to the General Partner on the date hereof) consist of 9,313,811 Common Units and the Incentive Distribution Rights. All outstanding Common Units and the Incentive Distribution Rights and, in each case, the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 607 of the Delaware LP Act).


                                       B-1

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     4. Valid Issuance of the Units. The Units to be issued and sold to the
Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act).

     5. Ownership of the Subsidiaries. The Partnership, directly or indirectly, owns (of record) (i) 100% of the limited partner interests in each of the Subsidiaries and (ii) 50% of the partnership interests in T&P Syngas; such limited partner interests and partnership interest have been duly authorized and validly issued in accordance with the partnership agreements of the respective Subsidiaries and T&P Syngas, respectively, and are fully paid (to the extent required under their respective limited partnership agreement) and non-assessable (except, with respect to those Subsidiaries that are limited partnerships, as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and, with respect to T&P Syngas, as the non-assessability of the partnership interests in T&P Syngas may be affected by the partnership agreement of T&P Syngas or the Delaware Revised Uniform Partnership Act), in each case, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or any Subsidiary as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel other than those (A) created under the Delaware LP Act,
(B) created in connection with the Credit Facility, (C) created the partnership agreements or the constituent documents of the Subsidiaries and T&P Syngas, (D) created by the Partnership Agreement or (E) as disclosed in the Prospectus.

     6. No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus or, in the case of transfer restrictions, options to purchase, other rights to subscribe or to purchase, voting restrictions and preemptive rights, created by the constituent documents of each Partnership Entity, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests in any Partnership Entity pursuant to any partnership agreement or other constituent document of any Partnership Entity or any other agreement or instrument listed as an exhibit to the Registration Statement or to any document filed by the Partnership with the SEC pursuant to the 1934 Act after December 31, 2004 (the "SEC Documents"). To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Partnership Entity other than as described in the Prospectus or as provided in the Partnership Agreement.

     7. Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.

     8. Due Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Genesis Parties.


                                       B-2

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     9. Enforceability of Partnership Entity Operative Agreements. (i) The
Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; provided, however, that the enforceability of each such agreement is subject to
(a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

     10. No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Genesis Parties or the performance of the actions required to be taken by the Genesis Parties pursuant to this Agreement conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities (other than those created in connection with the Credit Facility) pursuant to, (i) the partnership agreement or other constituent document of any of the Partnership Entities, (ii) any agreement or other instrument filed as an exhibit to the Registration Statement or the SEC Documents, (iii) the Delaware LP Act, the Delaware General Corporation Law (the "DGCL"), the laws of the State of Texas or federal law or (iv) any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, which conflict, breach, violation, default, lien, charge or encumbrance, in the case of clauses (ii), (iii) or (iv), would in our judgment reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Genesis Parties to consummate the transactions provided for in this Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

     11. No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("CONSENT") under the Delaware LP Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership or the performance of the actions required to be taken by the Genesis Parties pursuant to this Agreement, other than (i) such consents required under state securities or "Blue Sky" laws or (ii) such consents that have been obtained or made.

     12. Accuracy of Statements. The statements set forth in the Prospectus under the captions "Price Range of Common Units and Distributions," "Business--Credit Facility," "Description of our Equity Securities," "Cash Distribution Policy," and "Description of Our Partnership Agreement," insofar as they summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, are accurate and fair summaries in all material respects; and the Common Units (including the Units) and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions "Price


                                       B-3

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Range of Common Units and Distributions," "Description of Our Equity
Securities," "Cash Distribution Policy," and "Description of Our Partnership Agreement."

     13. Tax Opinion. The opinion of Akin Gump Strauss Hauer & Feld LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

     14. Effectiveness of Registration Statement. The Registration Statement was declared effective under the 1933 Act on September 1, 2005; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

     15. Compliance as to Form. The Registration Statement, the Preliminary Prospectus and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to the date of such opinion (other than the financial statements, the notes and schedules thereto and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations. The Incorporated Documents, at the time that they were filed or, if any amendment with respect to any such document was filed, when such amendment was filed (other than the financial statements, the notes and schedules thereto and other financial and statistical data included in the Incorporated Documents, as to which such counsel need not express any opinion), appear on their face to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations.

     16. Investment Company Act. None of the Partnership Entities is an "investment company," within the meaning of the Investment Company Act.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent public accountants of the Partnership, and representatives of the Underwriters, at which the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Preliminary Prospectus and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel's attention that lead such counsel to believe that (i) the Registration Statement, as of the First Sale Date and at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of the Prospectus Supplement and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Preliminary Prospectus, as of the First Sale Date, contained an untrue statement of a material fact or omitted


                                       B-4

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to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that, in the case of clauses (i) through (iii), such counsel did not review and accordingly, with your consent, such counsel's statements in this paragraph do not apply to, (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need not comment. References to the Registration Statement and the Prospectus in this paragraph include any amendments and supplements thereto at the time of Closing.

     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to federal laws, the Delaware LP Act, the DGCL and Texas law, (iv) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (v) with respect to the enforceability of the Partnership Agreement, assume that Delaware law is the same as Texas law except as otherwise provided in clause (iii) of this sentence, and (vi) state that their opinion is furnished as counsel for the Partnership to the several Underwriters, and is solely for the benefit of the several Underwriters.


                                       B-5

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                                    EXHIBIT C

                                 COMFORT LETTER

     Pursuant to Section 6(f) of the Underwriting Agreement, Deloitte & Touche LLP shall furnish letters to the Underwriters to the effect that:

          (i) They are independent registered public accountants with respect to the General Partner and the Partnership within the meaning of the 1933 Act and the applicable 1933 Act Rules and Regulations.

          (ii) In their opinion, the financial statements audited by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable 1933 Act Rules and Regulations.

          (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 100, Interim Financial Information, on the latest available interim financial statements of the Partnership, inspection of the minute books of the Partnership since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Partnership responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) any material modifications should be made to the unaudited statements of operations, statements of partners' equity and changes in partners' equity and statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles, or that the unaudited statements of operations, statements of partners' equity and changes in partners' equity and statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or 1934 Act, as applicable, and the related 1933 Act Rules and Regulations or 1934 Act Rules and Regulations, as applicable.

               (B) as of a specified date not more than five days prior to the date of such letter, there have been any changes in partnership equity or any increase in long-term debt, or any decreases in working capital, net current assets or net assets of the Partnership, or any changes in any other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.


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               (C) for the period from the date of the latest financial
          statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (B) there were any decreases in net revenues or operating profit or the total or per unit amounts of consolidated net income or any changes in any other items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

          (iv) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the accounting records of the Partnership for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Partnership Entities and have found them to be in agreement.


                                       C-2